Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 10, 2000, on our audit of the consolidated financial statements and financial statement schedule of Westell Technologies, Inc. as of March 31, 2000 are for the years ended March 31, 2000 and 1999, included in Westell Technologies, Inc.'s Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.

                                       /s/ Arthur Andersen LLP


Chicago, Illinois
July 13, 2001